EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation of our report dated March 8, 2000 on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is incorporated by reference in the 1999 Annual Report on Form 10-K of Level 3 Communications, Inc., into Level 3 Communications, Inc.'s previously filed Registration Statements on Forms S-3 (File Nos. 333-91899, 333-68887 and 333-71713) and on Forms S-8 (File Nos. 333-79533, 333-42465, 333-68447,
333-58691 and 333-52697).



                                                 /s/ PricewaterhouseCoopers LLP

                                                 PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
April 25, 2000